Exhibit 1.01

LivaNova PLC
Conflict Minerals Report
For the Year Ended December 31, 2022

This Conflict Minerals Report (this “Report”) of LivaNova PLC has been prepared for the reporting period from January 1, 2022 to December 31, 2022, pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). The Act defines conflict minerals as cassiterite, columbite-tantalite (coltan), gold, wolframite or their derivatives, tin, tantalum and tungsten (“3TGs”). The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. The Rule imposes certain reporting requirements on SEC registrants who manufacture or contract to manufacture products that include 3TGs if such 3TGs are necessary to the functionality or production of the products.

1.Company Overview

This Report has been prepared by the management of LivaNova PLC (“LivaNova,” “we,” “us,” “registrant,” “Company” or “our”). It does not include the activities of variable interest entities that are not required to be consolidated.
This Conflict Minerals Report reports the reasonable country of origin inquiry (“RCOI”) conducted in good faith to determine whether any of the necessary 3TGs in LivaNova’s product offerings originated from Conflict-Affected and High-Risk Areas (CAHRAs), such as the Covered Countries, or came from recycled or scrap sources for the year ended December 31, 2022, and subsequent due diligence measures.
In fiscal year 2022, LivaNova operated as three reportable segments:
•Cardiopulmonary: The Company’s Cardiopulmonary segment is engaged in the development, production and sale of cardiopulmonary products including oxygenators, heart-lung machines, autotransfusion systems, perfusion tubing systems, cannulae and other related accessories.
•Neuromodulation: The Company’s Neuromodulation segment designs, develops and markets devices that deliver neuromodulation therapy to treat drug-resistant epilepsy and difficult-to-treat depression. It also encompasses the development and management of clinical testing of the Company’s aura6000 System for treating obstructive sleep apnea, as well as the Company’s VITARIA System for treating heart failure. (The Company announced in February 2023 that it is stopping enrollment in the heart failure study, beginning the process to close the clinical study and winding down the heart failure program.)
•Advanced Circulatory Support: The Company’s ACS segment is engaged in the development, production and sale of leading-edge temporary life support products. These products include cardiopulmonary and respiratory support solutions consisting of temporary life support controllers and product kits that can include a combination of pumps, oxygenators, and cannulae.

LivaNova previously owned a 3% equity interest in ALung Technologies, Inc. (“ALung”), a privately held medical device company focused on creating advanced medical devices for treating respiratory failure. In May 2022, the Company acquired the remaining 97% of equity interests. Because the Company did not have full financial and operational control of this business for the entire 2022 fiscal reporting year, this report does not contain information specific to the ALung supply chain.

LivaNova’s broad and complex product offerings may contain 3TGs within the following components:

•Tantalum, used in capacitors;
•Tin, used in electrical components, printed circuit board assembly, hardware and equipment;
•Tungsten, used in coatings, alloys, heating elements and electrodes; and
•Gold, used in circuit boards, electrodes and electronic components.

Additional information on LivaNova is available at www.livanova.com. Information on the Company’s website is not incorporated into this Report.

2.General Policy and Team

LivaNova embraces the key principles of the International Labour Organization’s fundamental conventions. LivaNova believes that the Company’s business can only succeed where the rights of all workers involved in the value chain of the Company’s businesses are protected and respected, and the Company aims to conduct business with third parties including consultants, suppliers and other business partners (“Third Parties”) who share LivaNova’s commitment to operating in a responsible and ethical manner.

LivaNova strives to conduct the Company’s activities in a manner that reflects the Company’s mission and Code of Ethics and Business Conduct – which includes being a good corporate citizen, dealing fairly in business, behaving ethically, supporting a safe and healthy workplace, doing business in an environmentally responsible manner, and complying with applicable law. LivaNova is committed to ensuring that the Company’s supply chain reflects

LivaNova’s values and beliefs, including adherence to principles of responsible sourcing for materials for the Company’s products. As part of the Company’s commitment, LivaNova supports the goals and objectives of Section 1502 of the Dodd Frank Act and seeks to uphold responsible sourcing practices. LivaNova expects the Company’s suppliers to support the Company’s efforts to comply with the Dodd Frank Act and to proactively identify and work towards eliminating the use of any minerals that fund or benefit armed groups from within the Company’s supply chain. In addition, LivaNova expects the Company’s suppliers to conduct business operations in an ethical manner and to comply with the Company’s Third-Party Code of Ethics and Business Conduct (https://www.livanova.com/en-us/home/about-us/our-ethics) and all applicable laws related to environmental responsibility, workplace health and safety, and human resources.

LivaNova created an ESG (Environmental, Social and Governance) Task Force in 2020, a cross-functional team of leaders focused on establishing a comprehensive program to optimize the Company’s ESG efforts, including implementation of the Company’s conflict minerals compliance strategy. This team has executive level involvement and access to various subject matter experts from such areas as sourcing, procurement, legal and finance. LivaNova’s Nominating and Corporate Governance (“NCG”) Committee charter encompasses ESG oversight under its list of duties and responsibilities, and as a result, the NCG Committee receives regular updates on the ESG Task Force's activities at each of its quarterly meetings. The directors on the NCG Committee actively engage on this topic every quarter, and the NCG Committee Chair reports material ESG developments to the full Board quarterly.

3.Reasonable Country of Origin Inquiry

In collaboration with LivaNova’s partners at Assent Inc. (“Assent”), a supply chain sustainability management provider, the Company determined which of the Company’s products potentially contain 3TGs necessary to the functionality or production of such products. LivaNova then conducted a good faith RCOI designed to determine whether any necessary 3TGs contained in the Company’s products originated CAHRAs or came from recycled or scrap sources. LivaNova does not purchase minerals directly from mines, smelters or refiners (“SORs”) and therefore must rely on the Company’s direct suppliers to provide information on the origin of the minerals contained in components and materials supplied to the Company or products manufactured for the Company.

LivaNova begins the Company’s supplier scoping process by:

•Determining which commercially distributed products in 2022 potentially contained one or more of the 3TGs necessary to the functionality or production of such products;
•Identifying suppliers that manufactured or contracted to manufacture components or products containing these necessary 3TGs contained in products (in-scope suppliers); and
•Providing this list composed of suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager (“ACM”), a platform to complete and track supplier communications.

The supply chain survey, and the conflict minerals program as a whole, has been developed and implemented in cooperation with Assent. To collect data on the sources of origin of the necessary 3TG procured by the supply chain, LivaNova utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.2 or higher to conduct a survey of all in-scope suppliers.

During the supplier survey, LivaNova contacted 283 suppliers via ACM, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment, and management. The ACM also provides functionality that meets the Organization for Economic Co-Operation and Development (“OECD”) Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. The metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

Via the ACM and Assent team, LivaNova requested that all suppliers identified as possibly providing components containing necessary 3TGs, complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the ACM for future reporting and transparency. LivaNova directly contacted suppliers that were unresponsive to Assent’s repeated communication attempts during the diligence process and requested these suppliers complete the CMRT and submit it to Assent.
LivaNova’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, LivaNova tracks program gaps to account for future improvement opportunities. As of May 12, 2023, there were 6 invalid or incomplete supplier submissions that could not be corrected.

As of May 12, 2023, there were 283 suppliers in scope of the conflict minerals program. Of those 283 suppliers, 202 suppliers provided a completed CMRT. LivaNova’s total response rate for this reporting year was 71.4%.

Based on the Company’s RCOI, LivaNova has reason to believe that some of the necessary 3TG in the Company’s products may have originated in the Covered Countries and did not come from recycled or scrap sources. Accordingly, LivaNova conducted additional due diligence as described below.

4.Due Diligence

4.1Design of Due Diligence

LivaNova designed its due diligence process to be in conformity, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance, and LivaNova continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

Due diligence requires LivaNova to rely on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by LivaNova. However, through continued outreach and process validation, in collaboration with Assent, we believe that the Company’s process aligns with industry standards and market expectations for downstream companies’ due diligence.

4.1.1Establish Strong Company Management and Control Systems Internal Team and Training
LivaNova has established a management team responsible for the conflict minerals program. In 2022, the Company’s management team was overseen by the Vice President of Neuromodulation Operations and a team of subject matter experts from relevant functions such as supply chain, sourcing, operations, finance and legal. The team of subject matter experts is responsible for implementing the Company’s conflict minerals compliance strategy.

LivaNova leverages Assent’s Managed Services in order to work with dedicated program specialists who support LivaNova’s conflict minerals program. LivaNova communicates regularly with the Assent team to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of reporting templates such as CMRT and conflict minerals reporting (CMR), as well as Section 1502 of the Dodd-Frank Act.

Control Systems and Company Policies

LivaNova’s controls include, but are not limited to, the Company’s Code of Ethics and Business Conduct which outlines certain expected behaviors for all employees. In addition, LivaNova relies on the Company’s direct suppliers to provide information on the origin of the necessary 3TGs contained in components and materials supplied to us, including sources of necessary 3TGs that are supplied to them from lower tier suppliers.

LivaNova’s Third-Party Code of Ethics and Business Conduct (“Third-Party Code of Conduct”), which is published externally (in multiple languages) as well as in a majority of our indirect purchase order terms and conditions, defines the standards that the Company requires of all LivaNova Third Parties to comply with when doing business with us, in addition to all applicable laws, regulations and industry standards. In 2021, the Third-Party Code of Conduct was updated to incorporate a training component whereby LivaNova requested the Company’s third-party partners complete an online training relating to the Company’s expectations around the Company’s ethical standards.

Compliance with LivaNova’s Third-Party Code of Conduct informs an important part of LivaNova’s Third Party selection and evaluation. We require Third Parties to meet the Company’s requirements and to pass on these requirements to their respective supply chains. If an audit conducted by or on behalf of LivaNova reveals non-alignment with the Company’s Third-Party Code of Ethics and Business Conduct, LivaNova has the right to take corrective measures that, in the event of significant non-compliance, may also include immediate termination of the business relationship.

Also, LivaNova’s General Terms and Conditions for the Purchase of Products and Services included with the Company’s purchase orders specify that, in order to conduct business with LivaNova, a supplier may be required to complete a questionnaire designed to identify the potential presence of 3TGs in any products it sells to LivaNova, and if necessary, perform appropriate due diligence.

Supplier Engagement

As LivaNova does not have a direct relationship with 3TGs SORs, the Company is engaged and actively cooperate with other manufacturers in the Company’s industry and other sectors. The Company relies primarily on the Company’s Tier 1 direct suppliers to provide information on the origin of the necessary 3TGs contained in components and materials supplied to us, including sources of necessary 3TGs that are supplied to them from lower tier suppliers.

LivaNova has leveraged existing communications within the Company, specifically through the Company’s procurement personnel, to encourage supplier interactions with Assent as well for them to understand the need for completion of the surveys. LivaNova continues to place a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers have been provided with access to the library of conflict minerals training and support resources.

The Company engages with suppliers directly to request a valid CMRT for the products that they supply to LivaNova. With respect to the OECD requirement to strengthen engagement with suppliers, LivaNova has developed an internal process that includes steps of supplier engagement escalation such as in-person meetings and corrective actions.

LivaNova believes that the combination of the Company’s, Third-Party Code of Ethics and Business Conduct, and direct engagement with suppliers for conflict minerals training and requests constitute a strong supplier engagement program.

Grievance Mechanism

LivaNova proactively promotes ethical behavior and encourages all of its stakeholders to Speak Up and report violations of laws, regulations, and/or the Company’s policies and procedures, including the Company’s Code of Ethics and Business Conduct and the Company’s Third-Party Code of Conduct. While we encourage employees to raise issues with their managers, we also maintain an Ethics and Integrity Helpline where concerns can be reported confidentially and anonymously. All reports received are triaged to ensure timely and effective follow up.

Records Maintenance

We have retained relevant documentation from the Company’s RCOI and due diligence process. Through Assent, a document retention policy to retain conflict minerals related documents for up to five years, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented.

1.1.1Identify and Assess Risk in LivaNova’s Supply Chain

The ACM provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by- step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform. Risks associated with supplier CMRT content are identified automatically in the ACM based on criteria established for supplier responses. These risks are addressed by Assent staff and members of the internal Conflict Minerals Team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level. LivaNova is unable to determine if all of the specified SORs were used for necessary 3TGs in the products supplied to the Company in the case of a company-level CMRT.

Risks were identified by assessing the due diligence practices and status of SORs identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared facilities listed in the responses to the list of SORs consolidated by the Responsible Minerals Initiative (RMI) to ensure that the facilities met the recognized definition of a 3TG processing facility that was operational during the 2022 calendar year.

Assent determined if the smelter or refiner had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). LivaNova does not have a direct relationship with SORs and does not perform direct audits of these entities within their supply chain. SORs that have completed an RMAP audit (“RMAP Conformant”) are considered to be DRC-conflict free. In cases where the SOR’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. SORs are then assessed for the potential for sourcing risk.

Each facility that meets the definition of a SOR of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each SOR poses to the supply chain by identifying red flags. These factors include:

•Geographic proximity to the DRC and other Covered Countries
•Known mineral source country of origin
•RMAP audit status
•Credible evidence of unethical or conflict sourcing
•Peer assessments conducted by credible third-party sources, and/or
•Sanctions risks

Risk mitigation activities are initiated whenever a supplier’s CMRT reported facilities of concern. Through Assent, suppliers with submissions that included any SORs of concern were immediately provided with feedback instructing that supplier to take their own independent risk mitigation actions. Additional escalation may have been necessary to address any continued sourcing from these SORs of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these SORs of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

1.1.2Design and Implement a Strategy to Respond to Risks

Together with Assent, LivaNova developed processes to assess and respond to the risks identified in the supply chain. LivaNova has a plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and LivaNova’s expectations.

Feedback on supplier submissions is given directly to suppliers, and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. Assent also communicates directly with SORs that have not yet been determined to be RMAP Conformant to request sourcing information and encourage their involvement with the RMI program.

In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, LivaNova assesses if replacement of such supplier is feasible.

1.1.3Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

LivaNova does not have a direct relationship with SORs of 3TGs and as a result, LivaNova does not perform direct audits of these entities in its supply chain. LivaNova relies on the efforts of the industry associations that administer independent third-party SOR audit programs and encourages suppliers with more direct relationships with SORs to participate in comparable due diligence validation activities. Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices on behalf of its compliance partners.

4.1.5. Report on Supply Chain Due Diligence

This Conflict Minerals Report is being filed with the SEC as an exhibit to LivaNova’s specialized disclosure report on Form SD and is available on the Company’s website at https://investor.livanova.com/financial-information/sec-filings.

LivaNova has also considered impacts from the European Union Conflict Minerals Rule when disclosing details with regards to due diligence efforts. We continue to expand efforts to increase transparency through the Company’s data collection process and risk evaluation, as well as for disclosure by way of public reporting tools.

5.Due Diligence Results

During the Company’s due diligence efforts, members of Assent and/or members of the LivaNova supply chain team made several follow-up inquiries to each “non-responsive” supplier who did not respond to the Company’s initial survey, by phone or email. Assent reviewed the responses against criteria developed to determine which required further engagement with the Company’s suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses.

The large majority of the received responses provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to us or were otherwise unable to specify the SORs used for components supplied to us. We were therefore unable to determine whether any of the necessary 3TGs that these suppliers reported were contained in components or parts supplied directly to us.

As noted above, LivaNova received 202 responses from the Company’s in-scope suppliers as of May 12, 2023. Based on these responses, for all responses that indicated a SOR, the Company’s third-party consultant compared the facilities listed to the list of SORs maintained by the RMI. If a supplier indicated that the facility was certified as “Conflict-Free,” Assent confirmed that the name was listed by RMI as RMAP Conformant. As of May 12, 2023, LivaNova has validated 344 SORs, and the Company is working to validate the additional SOR entries from the submitted CMRTs. Appendix A lists all validated smelters and refiners that the suppliers the Company surveyed reported as being in their supply chains. LivaNova has not listed in Appendix A any smelters or refiners that the Company has not been able to validate. Appendix B includes an aggregated list of the potential countries of origin from which the reported SORs collectively source 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. It is understood that many responses may provide more data than can be directly linked to LivaNova products, therefore, Appendix B may contain more countries than those that the necessary 3TGs in the Company’s products are being sourced from.

Based on the smelter lists provided by suppliers via the CMRTs and publicly available information, LivaNova has identified 222 SORs that are RMAP Conformant and an additional 8 that are RMAP Active (meaning they have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment) as defined by the RMI smelter data. The remaining 114 have been identified as Non-Conformant, Not Enrolled, or Not Applicable (i.e., operational status unknown).

Efforts to Determine Mine or Location of Origin

By requesting that the Company’s suppliers complete the CMRT, and, as the program progresses, requiring full completion of all necessary smelter identification information, which will enable the validation and disclosure of the SORs as well as the tracing of the 3TGs to their location of origin, LivaNova has determined that seeking information about 3TGs SORs in the Company’s supply chain represents the most reasonable effort the Company can make to determine the mines or locations of origin of the necessary 3TGs in the Company’s supply chain.

6.Planned Process Improvements to Mitigate Risks

LivaNova intends to take the following steps to improve the Company’s conflict minerals program:

•Track and add new suppliers who provide components containing necessary 3TGs to the conflict minerals program.

•Engage with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.

•Engage any suppliers found to be supplying necessary 3TG from sources in the DRC or any adjoining country that is not definitively “DRC conflict free”, to establish an alternative source of 3TG that they can definitively identify as “DRC conflict free”.

•Continue to consider the European Union Conflict Minerals Rule within the Company’s conflict mineral program and when applicable to LivaNova, comply with the relevant requirements.

•Continue to evaluate the Company’s conflict mineral program and, if necessary, implement relevant updates, e.g., if cobalt becomes a mandatory regulation compliance requirement.

Appendix A: 2022 Smelter or Refiner (SOR) List

The following smelters and refiners were reported by LivaNova’s suppliers as being in their supply chains. Only those validated as being legitimate are provided. The validation process involves cross-referencing incoming data from the Company’s suppliers with the Assent database, as well as the latest publicly available Responsible Minerals Initiative (RMI) smelter data.

Metal	Smelter Name	Country	Smelter ID
Gold	Advanced Chemical Company	USA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	LT Metal Ltd.	Korea, Republic of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Asahi Refining USA Inc.	USA	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	USA	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078
Gold	Materion	USA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	USA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193

Metal	Smelter Name	Country	Smelter ID
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Samduck Precious Metals	Korea, Republic o	CID001555
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Torecom	Korea, Republic of	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	USA	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Geib Refining Corporation	USA	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852

Metal	Smelter Name	Country	Smelter ID
Gold	Bangalore Refinery	India	CID002863
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Safimet S.p.A	Italy	CID002973
Gold	NH Recytech Company	Korea, Republic of	CID003189
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Alexy Metals	USA	CID003500
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	WEEEREFINING	France	CID003615
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Caridad	Mexico	CID000180
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	L'azurde Company for Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Sabin Metal Corp.	USA	CID001546
Gold	Samwon Metals Corp.	Korea, Republic of	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	CID001810
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Morris and Watson	New Zealand	CID002282
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Abington Reldan Metals, LLC	USA	CID002708
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	USA	CID002872
Gold	JALAN & Company	India	CID002893
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153

Metal	Smelter Name	Country	Smelter ID
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	QG Refining, LLC	USA	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	USA	CID003557
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Dongwu Gold Group	China	CID003663
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	USA	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	USA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	USA	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	USA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	USA	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	5D Production OU	Estonia	CID003926

Metal	Smelter Name	Country	Smelter ID
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha	USA	CID000292
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	USA	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Tin Technology & Refining	USA	CID003325
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	China	CID000555
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	Rui Da Hung	Taiwan, Province of China	CID001539
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Super Ligas	Brazil	CID002756
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190

Metal	Smelter Name	Country	Smelter ID
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	VQB Mineral and Trading Group JSC	Vietnam	CID002015
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	DS Myanmar	Myanmar	CID003831
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	USA	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Global Tungsten & Powders LLC	USA	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Kennametal Fallon	USA	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513

Metal	Smelter Name	Country	Smelter ID
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan High-Tech Materials	Vietnam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	USA	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060

Appendix B: 2022 Countries of Origin List

This list of potential countries of origin is populated based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. It is important to note that the below list includes every potential country reported by the Company’s suppliers, regardless of whether the materials at issue used by LivaNova originated from that particular country. As a result, Appendix B may contain more countries than those from which the Company’s products are being sourced.

Country of Origin	Country of Origin	Country of Origin
Afghanistan	Finland	Niger
Ãland Islands	France	Nigeria
Albania	Georgia	Norway
American Samoa	Germany	Panama
Andorra	Ghana	Papua New Guinea
Angola	Guam	Peru
Argentina	Guatemala	Philippines
Armenia	Guinea	Poland
Aruba	Guyana	Portugal
Australia	Honduras	Russian Federation
Austria	Hong Kong	Rwanda
Azerbaijan	Hungary	Samoa
Bahamas	India	Saudi Arabia
Barbados	Indonesia	Senegal
Belarus	Ireland	Sierra Leone
Belgium	Israel	Singapore
Benin	Italy	Slovakia
Bermuda	Japan	Slovenia
Bolivia (Plurinational State of)	Jersey	South Africa
Brazil	Kazakhstan	South Sudan
Bulgaria	Kenya	Spain
Burkina Faso	Korea	Sudan
Burundi	Kyrgyzstan	Suriname
Cambodia	Liberia	Sweden
Canada	Liechtenstein	Switzerland
Central African Republic	Lithuania	Taiwan
Chile	Luxembourg	Tajikistan
China	Madagascar	Tanzania
Colombia	Malaysia	Thailand
Congo	Mali	Turkey
Czechia	Mauritania	Uganda
Democratic Republic of Congo	Mexico	United Arab Emirates
Djibouti	Mongolia	United Kingdom
Dominica	Morocco	USA
Dominican Republic	Mozambique	Uzbekistan
Ecuador	Myanmar	Vietnam
Egypt	Namibia	Zambia
Eritrea	Netherlands	Zimbabwe
Estonia	New Zealand
Ethiopia	Nicaragua